UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 30, 2010

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-51414	98-0417780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 West Loop South, Suite 415, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A hereby amends and restates the Current Report on Form 8-K filed by Lucas Energy, Inc. (the “Company”) on April 2, 2010 in its entirety, to include additional disclosure under Item 5.02 relating to the Company’s 2010 Long Term Incentive Plan and to include additional disclosure to explain the results of the 2010 Annual Meeting under Item 5.07 below.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2010, at the 2010 annual meeting of shareholders of Lucas Energy, Inc. (the "Company"), the Company's shareholders approved the 2010 Long Term Incentive Plan (the "Plan"), which previously had been approved by the Company's Board of Directors subject to shareholder approval. The Plan permits grants of stock options (both incentive stock options and non-qualified stock options) and restricted shares (collectively, "Awards"). 900,000 shares of the Company’s shares of common stock are reserved for issuance under the Plan.  The Company's Board of Directors and the Compensation Committee of the Board of Directors have the authority to determine the type of Award as well as the amount, form of payment, and other terms and conditions of each Award under the Plan, subject to the limitations and other provisions of the Plan. The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers and non-employee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts toward the success of the Company's business, and compensate such persons through various stock-based awards and afford them with an opportunity for stock ownership in the Company.  Certain of the Company’s officers and directors agreed to voluntarily rescind prior grants of restricted stock in connection with discussions between the Company and the NYSE Amex concerning the Plan.

A more detailed summary of the material terms of the Plan appears as Proposal No. 2 of the Company's Definitive Proxy Statement on Schedule 14A (the "Proxy Statement") which was filed with the Securities and Exchange Commission on March 11, 2010. That summary is incorporated by reference herein. That summary and the description of the Plan above are qualified in their entirety by reference to the full text of the Plan, a copy of which was filed as Exhibit A to the Proxy Statement and is incorporated herein by reference.

Item 5.07. Submissions of Matters to a Vote of Security Holders.

Lucas Energy, Inc. (the “Company”) held its Annual Meeting of Shareholders on Tuesday, March 30, 2010.  The shareholders considered six proposals, each of which is described in more detail in the Company’s proxy statement filed on March 11, 2010.  The final voting results for the matters voted upon at the meeting are as follows:

Proposal 1

The following four persons were elected as directors to serve until the next annual meeting of shareholders of the Company and until their successors are elected and qualified:

Name	Votes For	Authority Withheld	Broker Non-Votes

J. Fred Hofheinz	4,109,326	8,661	6,386,193
William A. Sawyer	4,109,526	8,461	6,386,193
Peter K. Grunebaum	4,104,326	13,661	6,386,193
W. Andrew Krusen, Jr.	4,109,326	8,661	6,386,193

Proposal 2

To approve the Lucas Energy, Inc. 2010 Long Term Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,032,762	79,838	5,387	6,386,193

Proposal 3

To approve the Company’s acquisition of oil and gas properties from El Tex Petroleum, LLC (“El Tex”) located in Wilson County, Texas through the issuance of shares of common stock to El Tex, and to approve the Company’s assumption of El Tex debt related thereto together with the issuance of shares of common stock to a Company director in connection with the conversion of the debt into shares of Lucas common stock:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,089,222	23,228	5,537	6,386,193

Proposal 4

To ratify the issuance of shares of common stock to officers and directors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,889,162	223,718	5,107	6,386,193

Proposal 5

To approve a charter amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from twenty-five (25) million shares to one-hundred (100) million shares:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,455,008	323,391	23,500	2,702,281

Proposal 6

To approve an amendment to the Company’s Articles of Incorporation to authorize the board of directors to issue shares of preferred stock:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,840,888	260,424	16,675	6,386,193

Proposals No. 1 through No. 5 passed and Proposal No. 6 did not.  Both Proposals 5 and 6 required the affirmative vote of a majority of shares of the Company’s outstanding common stock in order to pass, rather than a majority of shares present and voting; Proposal 5 received such a majority of votes, but Proposal 6 did not.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ Donald L. Sytsma
Name: Donald L. Sytsma
Title: Chief Financial Officer

Date: April 21, 2010